UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2006 (May 4, 2006)

Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19364 (Commission File Number)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

        Registrant’s telephone number, including area code: (615) 665-1122

        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits

Signature

Exhibit Index

Ex-10.1 Office Lease

Item 1.01 Entry into a Material Definitive Agreement.

       On May 4, 2006, Healthways, Inc. (the “Company”) entered into an office lease agreement (the “Lease”) with Highwoods/Tennessee Holdings, L.P. (the “Landlord”) for its new corporate headquarters to be located in Franklin, Tennessee. The Company will lease approximately 14 acres of land (the “Land”) together with a building to be constructed by the Landlord which will be known as the Cool Springs V Building (the “Building”). Upon completion, the Building will contain approximately 255,041 square feet of rentable area. The term of the Lease is 15 years and will commence on the date that the premises are ready for occupancy, as defined in the Lease. The Lease also provides for 2 renewal options of 5 years each at then prevailing market rates.

        The base rent for the initial term will be based on the actual building costs of the Building. Based on an estimate of $240.00 per square foot building cost, the base rent will be as follows:

Year 1	$16.38/square foot

Year 2	$18.42/square foot

Year 3 - 5	$20.47/square foot

Year 6 - 10	$22.57/square foot

Year 11 - 15	$24.88/square foot

       The Landlord will provide a tenant improvement allowance equal to $39.20 per square foot. The Company also will receive the benefit of certain real estate tax incentives in conjunction with a PILOT agreement with The City of Franklin and The Industrial Development Board of Williamson County, Tennessee. The Company has the first right of refusal to purchase the Land and the Building, subject to the terms and conditions of the Lease. The Lease is contingent on receipt of approval of the site plan for the Building from the Municipal Planning Commission of the City of Franklin, Tennessee.

Item 9.01 Financial Statements and Exhibits.

       (c)  Exhibits

Exhibit 10.1 Office Lease.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Healthways, Inc. /s/ Alfred Lumsdaine Alfred Lumsdaine Senior Vice President and Corporate Controller

      Date: May 5, 2006

Exhibit Index

Exhibit No.	Description

10.1	Office Lease